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                                                                   EXHIBIT 10.12




July 22, 2002




Ms. Teresa A. Sheffield
3206 Park Hurst
Highland Village, TX   75077

Dear Teresa:

         In connection with the termination of your employment with Bestway Rental, Inc. (the "Company") effective July 22, 2002, this letter sets forth the severance package the Company is willing to pay you provided that you release the Company from any and all claims.

         In consideration for your agreement to the terms of this letter, the Company will pay and/or deliver to you the following compensation package:

         1. Fourteen months severance ($175,000) paid biweekly beginning with payroll paid August 16, 2002.

         2. 35,800 shares of the Company's treasury stock purchased in at $4.00 per share.

         3. $45,000 tax liability bonus check on treasury stock paid by April 1, 2003.

         4.       Clear title to 2001 Jeep Grand Cherokee VIN #1J4GW58N31C517281

         5. Cobra insurance for employee and dependents through February 28, 2003 paid by the Company.

         6. All office equipment, documentation, files, Company credit card and any other assets of the organization being returned to the Company.


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Theresa A. Sheffield
July 22, 2002
Page 2

         Available stock options exercisable are:

              DATE OF GRANT               JULY 24, 1995
              Total number of shares      45,800 exercisable @ 25% on the 1st
                                                 anniversary date and an
                                                 additional 25% on the 2nd, 3rd
                                                 and 4th anniversary dates

              Shares exercisable on 7/22/02; 45,800 @ $5.00 = $229,000.00


         Per the agreement, options must be exercised within three months of termination of employment and such purchase price payable to Bestway, Inc. Please inform the Company by written form as to your intent of exercising such options at your earliest convenience.

Sincerely,



/s/ R. BROOKS REED
-----------------------------------
R. Brooks Reed
Chairman of the Board of Directors


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                  ACKNOWLEDGMENT OF SEPARATION PAY AND RELEASE


I, Teresa A. Sheffield, have agreed to the above severance package from Bestway Rental, Inc., consisting of fourteen months ($175,000) severance pay, 35,800 shares of treasury stock purchased in at $4.00 per share, $45,000 tax liability bonus check, clear title to 2001 Jeep Grand Cherokee VIN #1J4GW58N31C517281, and Cobra insurance paid by the Company through February 28, 2003.

In exchange for this payment, I will release Bestway Rental, Inc., as well as their Directors, Officers, Managers, Staff Members and any other agents from any claim or causes of action that are connected in any way with my employment or the termination of my employment with Bestway Rental, Inc.

I have read this release and understand it in its entirety. I also accept the payment described above as final and complete settlement of all claims and causes of action that I have or may have against Bestway Rental, Inc.



Signed this 22 day of July , 2002.


/s/ TERESA A. SHEFFIELD                     /s/ JEANNE A. ANDRESS
-----------------------------------         --------------------------------
Teresa A. Sheffield                         Witness
                                            Jeanne A. Andress


/s/ R. BROOKS REED
-----------------------------------
R. Brooks Reed